Exhibit 99.1

 The Cheesecake Factory to Present at Investment Conferences in June

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--June 3, 2003--Management of The Cheesecake Factory Incorporated (Nasdaq: CAKE) will be presenting at three investment conferences during the month of June 2003. The dates and times of the live presentations are as follows:

    --  June 10, 2003 -- 10:50 a.m. Eastern Daylight Time: U.S.
        Bancorp Piper Jaffray Consumer Conference (New York).

    --  June 17, 2003 -- 2:05 p.m. Eastern Daylight Time: Thomas
        Weisel Partners Annual Growth Forum (Santa Barbara).

    -- June 25, 2003 -- 11:30 a.m. Eastern Daylight Time: William Blair & Company 23rd Annual Growth Stock Conference (Chicago).

    Investors can listen to each presentation live through the Internet by selecting the "Audio Webcasts" option under the "Investor" section of the Company's website located at http://www.thecheesecakefactory.com. An archived webcast will also be available for thirty days following each presentation.
    The Cheesecake Factory Incorporated operates 62 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $15.78. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.


    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818/871-3000